SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report

August 12, 2003

(Date of earliest event reported)

SHURGARD STORAGE CENTERS, INC.

(Exact name of registrant as specified in its charter)

Washington 001-11455 91-1603837

                                                                    (State or other jurisdiction (Commission File No.)                     (IRS Employer

                                                                                            of incorporation)                                                       Identification No.)

1155 Valley Street
Suite 400
Seattle, Washington 98109-4426

(Address of principal executive offices, including zip code)

(206) 624-8100

(Registrant's telephone number, including area code)

Item 12. Results of Operations and Financial Condition

On August 7, 2003, the Company issued a press release announcing its results for the quarter ended June 30, 2003. A copy of the release is  contained in this report on Form 8-K is being furnished pursuant to Item 12 of Form 8-K as directed by the U.S. Securities and Exchange Commission in Release No. 34-47583. The information included pursuant to this Item 12 shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Contact:                              #9; #9; Release Number: 03-18

Jeffrey Scott Szorik

Harrell Beck

Shurgard Storage Centers, Inc.

(206) 652-3702

FOR IMMEDIATE RELEASE

SHURGARD REPORTS SECOND QUARTER RESULTS:

DOMESTIC SAME STORE NOI UP 0.4% EUROPE SAME STORE NOI UP 8.6%

SEATTLE, WASHINGTON, Aug 6, 2003 . . . Shurgard Storage Centers, Inc. (NYSE:SHU), a leading self storage real estate investment trust (REIT), today reported operating results for the second quarter and first half ended June 30, 2003.

Charles K. Barbo, Shurgard's Chairman and CEO, said "Our second quarter domestic Same Store NOI performance was consistent with our expectations for the quarter. We saw modest Same Store revenue growth driven by year over year occupancy gains. Our expenses for the quarter were at the high end of our expectations due to higher than expected repair and maintenance costs associated with one region. Same Store growth in Europe continues to be robust."

Second Quarter Financial Results

Same Store NOI after leasehold and indirect expenses was $39.9 million in the second quarter 2003, an increase of 0.4% compared to $39.7 million in the second quarter 2002 (throughout this press release, financial results for periods prior to January 1, 2003 are 'as restated'). Same Store rental revenue for the second quarter 2003 increased 1.3% percent over first quarter 2002. For the second quarter 2003, compared with the second quarter 2002, Same Store direct operating and real estate tax expense increased 6.4%, Same Store leasehold and indirect operating expense decreased 14.4%. Same Store average collected rental rates decreased 1.4%, from $12.06 per square foot in the second quarter 2002 to $11.89 per square foot in the second quarter 2003. Same Store occupancy for the second quarter 2003 increased 2 percentage points to 84%, up from 82% during the second quarter 2002.

Net Income during the second quarter 2003 decreased 25% to $10.5 million, compared to $14.1 million for the second quarter 2002. Net Income per share decreased 27.6% to $0.21 for the second quarter 2003, compared with $0.29 in the second quarter a year ago. The decrease in Net Income was primarily due to a significant increase in amount of our investment in development assets in the United States and Europe, and a non-recurring impairment charge of $1.7 million for a property in Texas.

FFO for the second quarter 2003 was approximately $23.6 million compared with FFO of $21.0 million for the second quarter of 2002, an increase of 12.4%. FFO per share (diluted) increased 3.2% from $0.62 for the second quarter 2002 to $0.64 per share in the second quarter 2003.

Financial Results for the Six Months Ended June 30, 2003

Same Store NOI for the first half of 2003 after leasehold and indirect expenses was $77.5 million, a 0.4% decrease compared with $77.8 million recorded during the first six months of 2002. Same Store rental revenue for the first six months increased 1.4% percent over 2002. Same Store direct operating and real estate tax expense increased 7.2% during the first half of 2003 compared with the first half 2002. Average Same Store rental rates decreased 0.8% from $11.91 in the first half of 2002 to $11.82 during the first half of 2003. Same Store occupancy increased 2 percent from 82% to 84% during the comparison period.

Net Income during the first half of 2003 decreased 10.6% to $24.6 million, compared to $27.5 million for the first half of 2002. Net Income per share decreased 10.5% to $0.51 for the first six months of 2003, compared with $0.57 for the first half a year ago.

FFO increased 13.4% to $47.8 million during the first six months of 2003, compared to FFO of $42.1 million during the first six months of 2002. FFO per share (diluted) increased 4.8%, or 6 cents per share for the six month comparison period, from $1.25 per share in 2002 to $1.31 per share in 2003.

EITF D-42

Emerging Issues Task Force ("EITF") Topic D-42, "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock" provides, among other things, that any excess of (1) the fair value of the consideration transferred to the holders of preferred stock redeemed over (2) the carrying amount of the preferred stock should be subtracted from net earnings to determine net earnings available to common stockholders in the calculation of earnings per share. At the July 31, 2003 meeting of the EITF, the Securities and Exchange Commission Observer proposed a clarification that for the purposes of applying EITF Topic D-42, the carrying amount of the preferred stock should be reduced by the issuance costs of the preferred stock, regardless of where in the stockholders' equity section those costs were initially classified on issuance. In June 2002, we redeemed $50 million of preferred stock. Related issuance costs of $1.9 million, included in Paid-in Capital, were not considered as a reduction to the carrying value of the preferred stock at the time of redemption. The clarification and implementation guidelines, if adopted by the EITF, will not result in a decrease in net income but will reduce our basic and diluted net income per share and FFO per share by $0.06 for the year ended December 31, 2002. Consistent with the proposed implementation requirements of this clarification, if adopted, this change in accounting will be reflected in the prior year financial statement included in our September 30, 2003 Form 10-Q.

Year 2003 Earnings Guidance

The Company expects FFO for the year 2003 to be within the range of $2.60 to $2.68 per share, representing an increase of approximately 3.2% to 7.1% compared with 2002. For the third quarter 2003, FFO is expected to be $0.62 - $0.67 per share. The Company's projections for FFO growth in 2003 assume Same Store NOI growth in 2003 of approximately 0% to 2%. The Company projects that net income for the year 2003 will be within the range of $.96 to $1.06 per share, representing a decrease of approximately 10.1% to 18.6% compared with 2002. For the third quarter 2003, net income is expected to be $0.21 to $0.26 per share.

Portfolio Growth

With the successful public offering of 5,750,000 shares of common stock, Shurgard closed the AIG and Deutsche Bank transactions on July 18, 2003, which increased the Company's aggregate ownership interest in Shurgard Europe from approximately 60.7% to approximately 80.6%. The total purchase price paid for the interests of AIG and DB's interest was $101.6 million (90 million Euro).

As of June 30, 2003, Shurgard operated an international network of 591 operating properties. The total includes 491 owned, leased, or managed properties in operation in the United States and 100 in Europe.

As previously announced, during the second quarter Shurgard acquired 19 stores in Minnesota. In addition, it acquired 25 operating stores, and 11 stores under development, that were previously leased and managed as part of the tax retention operating lease facility formerly used by the Company. Additionally, Shurgard acquired one new store in California that we had previously managed for an affiliated developer for $5.2 million.

Shurgard opened three new storage centers containing approximately 178,000 square feet in the United States during the second quarter 2003. The stores are located in Chicago, Detroit, and Tucson. The stores opened during the quarter were developed under the tax retention operating lease structure. The total cost to complete the stores is expected to be approximately $11.7 million when all phases of construction are complete. At the end of the second quarter, the Company also had 11 stores under construction and 2 sites purchased pending construction.

In Europe, Shurgard opened four new stores during the second quarter 2003: one each in Denmark, France, Sweden, and the United Kingdom. The four stores contain a total of approximately 197,000 square feet and estimated to cost a total of $23.3 million when all phases of construction are complete. One of the stores were financed by Shurgard Europe and three by the First Shurgard development joint venture. At the end of the second quarter 2003, there were fifteen stores under construction in Europe: four each in France and the Netherlands, three in Germany, two in the United Kingdom, and one each in Belgium and Sweden. Three stores are being developed by Shurgard Europe and twelve stores are being developed by First Shurgard.

Shurgard Europe

Shurgard Self Storage SCA, the entity that develops, operates, and owns Shurgard storage centers in Europe reported that European Same Store revenue increased 6.7% in the second quarter 2003 over the second quarter 2002, translated at constant exchange rates. The Same Store rental revenue increases were a result of a 1% increase in occupancy and a 4.5% increase in realized rent rates. Same Store direct operating and real estate tax expense increased 11.5% during the second quarter 2003 compared to the second quarter 2002, and indirect operating and leasehold expense decreased 6.9%. Same Store NOI after indirect and leasehold expense increased 8.6% for the second quarter year-over-year comparison period.

European Same Store revenue increased 8.6% in the first half 2003 compared with the first half 2002, translated at constant exchange rates. The Same Store rental revenue increases were a result of a 1% increase in occupancy and a 5.7% increase in realized rent rates. Same Store direct operating and real estate tax expense increased 11.2% during the first half of 2003 compared to the first half of 2002, and indirect operating and leasehold expense decreased 5.5%. Same Store NOI after indirect and leasehold expense increased 12.4% for the first half year-over-year comparison period.

Quarterly Management Conference Call

The Company will discuss second quarter 2003 results and related issues during a conference call on Thursday, August 7, 2003, at 10:00 a.m. Pacific Time. The public is invited to listen to the call live via the Internet by clicking the appropriate links on the Company's website at http://www.shurgard.com/ir. The call also is available live on a listen-only basis by dialing (800) 218-0713 (US & CN callers) and (303) 205-0066 (International Callers), there is no access number. A taped replay of the conference call is available via the Internet address listed above for one week after the call, or via telephone for one week at (800) 405-2236 (US & CN callers) (303) 590-3000 (International callers) access number 543193#.

The Company previously announced a second quarter dividend of $0.54 cents per share payable on August 22, 2003 to shareholders of record as of August 8, 2003.

* * *

Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, for 2003 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include the risks that the projected earnings, expenses or revenues may be affected by other factors, such as the risk that changes in economic conditions in the market, competition from new self storage facilities or other storage alternatives may cause rent to decline and may cause occupancy rates to drop, or may cause delays in rent up of newly developed stores, and the risk that the Company may experience increases in the cost of labor, taxes, marketing and other operating and construction and development expenses, and the risk that there will be a disruption or instability in the operations of the business following closing of these transactions and merger of certain of these operations into the Company. We may also be affected by legislation or changes in regulations or interpretations regarding certain accounting standards applied to the Company's operations and certain existing financial and joint venture structures of the Company. New and proposed rules which change the accounting treatment for unconsolidated investments and stock options may affect the accounting treatment or net income of certain of the Company's investments. The new rules are subject to an evolving set of interpretations that dictate whether we consolidate the assets, liabilities and operations of Shurgard Europe and certain other of our unconsolidated joint ventures. Further evolution of these rules may result in a different application of these rules to these operations. For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard's financial performance, see Shurgard's Annual Report on Form 10-K/A for the year ended December 31, 2002 filed with the SEC on May 21, 2003, and Form 10-Q for the quarter ending June 30, 2003 filed with the SEC on August 7, 2003.

The use of financial term "FFO" is not governed by generally accepted accounting principles. "Funds from operations" (FFO), according to the National Association of Real Estate Investment Trusts' (NAREIT) October 1999, White Paper on Funds from Operations, is defined as net income, calculated in accordance with GAAP including non-recurring events, except for those defined as "extraordinary items" under GAAP and gains and losses from sales of depreciable operating property, plus depreciation of real estate assets and amortization of intangible assets exclusive of deferred financing costs less dividends paid to preferred stockholders. The Company's policy is to add back the amortization of participation rights discount to net income in order to reflect our partners' increasing interests in unrecognized gains on depreciable operating properties (represented by the difference between the expected option price and our partners' contributions). Contributions to FFO from unconsolidated entities in which the reporting entity holds an active interest are to be reflected in FFO on the same basis. The Company believes FFO is a meaningful disclosure as a supplement to net income because net income implicitly assumes that the value of assets diminish predictably over time while the Company believes that real estate values have historically risen or fallen with market conditions. FFO is not a substitute for net cash provided by operating activities or net income computed in accordance with GAAP, nor should it be considered an alternative indication of our operating performance or liquidity. In addition, FFO is not comparable to "funds from operations" reported by other REITs that do not define funds from operations in accordance with the NAREIT definition.

INDEX of TABLES TO FOLLOW:

    Consolidated Condensed Balance Sheets
    Consolidated Condensed Statements of Net Income

    for three months ended June 30, 2003 and 2002

    Consolidated Condensed Statements of Net Income

    for six months ended June 30, 2003 and 2002

    Earnings Per Share for three and six months ended

    June 30, 2003 and 2002

    Same Store Results for three months ended

    June 30, 2003 and 2002

    Same Store Results for six months ended

    June 30, 2003 and 2002

    Segment Reporting for three months ended

    June 30, 2003 and 2002

    Segment Reporting for six months ended

    June 30, 2003 and 2002

    Segment Reconciliation for three and six months ended

    June 30, 2003 and 2002

    FFO Reconciliation for three and six months ended

    June 30, 2003 and 2002

    Summary of Operating Self Storage Properties
    Summary of European Properties
    European Same Store Results for three months ended

    June 30, 2003 and 2002

    European Same Store Results for six months ended

June 30, 2003 and 2002

Table 2: SHURGARD STORAGE CENTERS, INC.

**(Amounts in thousands except per share data)**

| | For the three months ended June 30, 2003 | | For the three months ended June 30, 2002 (as restated) | |
|---|---|---|---|---|
| **Revenue** | | | | |
| Real estate operations | $ | 68,355 | $ | 61,523 |
| Other | | 1,246 | | 2,490 |
| Total revenue | | 69,601 | | 64,013 |
| **Expenses** | | | | |
| Operating | | 23,649 | | 20,127 |
| Depreciation and amortization | | 13,000 | | 10,958 |
| Real estate taxes | | 6,473 | | 5,803 |
| Loss from other real estate investments | | 786 | | 309 |
| General, administrative and other | | 4,409 | | 2,173 |
| Total expenses | | 48,317 | | 39,370 |
| Income from operations | | 21,284 | | 24,643 |
| **Other Income (Expense)** | | | | |
| Interest: | | | | |
| Interest on loans | | (11,124) | | (7,982) |
| Amortization of participation rights discount | | (281) | | (2,177) |
| Unrealized loss on financial instruments | | (1,193) | | (4,593) |
| Interest income and other | | 1,795 | | 4,363 |
| Other income (expense), net | | (10,803) | | (10,389) |
| Minority interest | | (162) | | (177) |
| Net income before income tax benefit | | 10,319 | | 14,077 |
| Income tax benefit | | 219 | | 6 |
| Net Income | | 10,538 | | 14,083 |
| **Net income allocation** | | | | |
| Allocable to preferred shareholders | $ | 2,974 | $ | 4,074 |
| Allocable to common shareholders | | 7,564 | | 10,009 |
| | $ | 10,538 | $ | 14,083 |
| **Net Income per Common Share:** | | | | |
| **Basic earnings per share** | $ | 0.21 | $ | 0.30 |
| **Diluted earnings per share** | $ | 0.21 | $ | 0.29 |
| Distributions per common share | $ | 0.54 | $ | 0.53 |

Table 3: SHURGARD STORAGE CENTERS, INC.

**Consolidated Condensed Statements of Net Income for six months ended June 30, 2003 and 2002 (unaudited)**
**(Amounts in thousands except per share data)**

| | | For the six months ended June 30, 2003 | | For the six months ended June 30, 2002 (as restated) |
|---|---|---|---|---|
| **Revenue** | | | | |
| Real estate operations | $ | 133,592 | $ | 119,955 |
| Other | | 2,813 | | 4,674 |
| Total revenue | | 136,405 | | 124,629 |
| **Expenses** | | | | |
| Operating | | 45,611 | | 38,732 |
| Depreciation and amortization | | 25,374 | | 21,935 |
| Real estate taxes | | 13,073 | | 11,461 |
| Loss from other real estate investments | | 1,363 | | 673 |
| General, administrative and other | | 6,830 | | 4,450 |
| Total expenses | | 92,251 | | 77,251 |
| Income from operations | | 44,154 | | 47,378 |
| **Other Income (Expense)** | | | | |
| Interest | | | | |
| Interest on loans | | (20,554) | | (16,062) |
| Amortization of participation rights discount | | (560) | | (3,948) |
| Unrealized loss on financial instruments | | (2,226) | | (4,418) |
| Interest income and other | | 3,766 | | 4,791 |
| Other income (expense), net | | (19,574) | | (19,637) |
| Minority interest | | (334) | | (349) |
| Net income before income tax benefit | | 24,246 | | 27,392 |
| Income tax benefit | | 305 | | 80 |
| Net Income | | 24,551 | | 27,472 |
| **Net income allocation** | | | | |
| Allocable to preferred shareholders | $ | 5,948 | $ | 8,148 |
| Allocable to common shareholders | | 18,603 | | 19,324 |
| | $ | 24,551 | $ | 27,472 |
| **Net Income per Common Share:** | | | | |
| **Basic earnings per share** | $ | 0.52 | $ | 0.58 |
| **Diluted earnings per share** | $ | 0.51 | $ | 0.57 |
| Distributions per common share | $ | 1.07 | $ | 1.05 |

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2003

By; /s/ Harrell Beck

Harrell Beck

Chief Financial Officer,

Chief Accounting Officer and Authorized Signatory